[LOGO]
TIAA-CREF

APPLICATION
For Institutionally Owned Retirement Annuity Contracts
For Nonqualified
Deferred Compensation Plans
For Plans Not Covered By ERISA

IMPORTANT: Use this application to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings. It's Easy to Enroll Just complete the application and return it to your benefits office. Questions? Call our Enrollment Hotline at 1 800 842-2888 8am - 11pm ET weekdays 9/97 edition
(CA) Instructions for filling out the APPLICATION (FOR NONQUALIFIED DEFERRED COMPENSATION PLANS)

1. Personal Information In this application, the employer is the applicant. You or your refers to the employee. The information in Items 1 and 2 applies to the employee. Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations. We are complying with a regulatory agency requirement in asking that you provide the Existing Contracts information in this section.

2.
Your premium allocation You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%. NOTE: In the future, CREF may restrict transfers from any of the CREF accounts to one per calendar quarter. You can change your allocation of future premiums anytime. If your allocation does not total 100%, or if we receive your premiums before we receive your application, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus. CALIFORNIA RESIDENTS PLEASE NOTE: These annuity contracts are issued in California, where the TIAA Real Estate Account is not available. California residents cannot allocate to this account.

3. NOTE:

The TIAA Traditional Annuity does not provide any cash surrender value. However, you may transfer all or part of your TIAA Traditional Annuity accumulation to CREF in substantially equal annual amounts over a ten-year period. Also, if permitted by your employer's plan, you may receive a full or partial cash withdrawal of the CREF accumulations. Non-qualified deferred compensation plans of non-profit employers are subject to special tax rules under Internal Revenue Code Section 457(f). You may be taxed on the amounts deferred as soon as they are vested regardless of whether you have access to the funds. Make sure you have discussed these tax consequences with your employer and/or tax advisor. CREF certificates are distributed by TIAA-CREF Individual & Institutional Services. CO Deferred Comp 9/97 CA

APPLICATION FOR INSTITUTIONALLY OWNED TIAA And CREF Retirement Annuity CONTRACTS (FOR Nonqualified Deferred Compensation PLANS)

Please type or print in ink and provide all information requested. CO 1. Personal Information Last Name First Middle [ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr. [ ] Other Mailing Address Street City State Zip Code Daytime Telephone Number Sex Date of Birth Social Security Number ( ) [ ] M [ ] F Mo. Day Yr. Spouse's Name Employing Institution Campus/Branch Job Title/Position

Existing Contracts

Will these annuity contracts replace an existing annuity from another company?
[ ] Yes   [ ] No
From what company?                                   Contract Number
Your Retirement Income Starting Date
The first day of (Month)                  (Year)       , or at the age of      .

2. Your Premium Allocation

TIAA    TIAA     CREF     CREF    CREF    CREF    CREF     CREF     CREF    CREF

Traditional Real Estate Stock Money Market Social Choice Bond Market Global Equities Growth Equity Index Inflation-Linked Bond

% N/A % % % % % % % % % = 100%

3. Subject to the terms of your employer's deferred compensation retirement plan, your employer exercises all rights under these annuity contracts. You cannot assign or take loans from these contracts. Distributions before age 591/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts. I have read and understood all provisions of this application. I have received a current CREF prospectus and a current Real Estate Account prospectus. Signed (Employee) Date Signed (Applicant) Date (Employer's Authorized Official or Plan Representative) If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, check here. n Code 10.36.3 (10/95) CA (C) 1997 Teachers Insurance and Annuity Association o College Retirement Equities Fund

Printed on Recycled Paper

Teachers Insurance and Annuity Association

College Retirement Equities Fund

730 Third Avenue
New York, NY 10017-3206
1 800 842-2733
212 490-9000

CO Deferred Comp 9/97 CA

APPLICATION
For Institutionally Owned
TIAA-CREF Retirement Annuity Contracts
For Nonqualified
Deferred Compensation Plans
For Plans Not Covered By ERISA

IMPORTANT: Use this application to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings. It's Easy to Enroll Just complete the application and return it to your benefits office. Questions? Call our Enrollment Hotline at 1 800 842-2888 8am - 11pm ET weekdays 9/97 edition
(CA)

Instructions  for  filling  out  the  APPLICATION  (FOR  NONQUALIFIED   DEFERRED
COMPENSATION PLANS)

1. Personal Information In this application, the employer is the applicant. You or your refers to the employee. The information in Items 1 and 2 applies to the employee. Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations. We are complying with a regulatory agency requirement in asking that you provide the Existing Contracts information in this section.

2. Your premium allocation

You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.

NOTE: In the future, CREF may restrict transfers from any of the CREF accounts to one per calendar quarter. You can change your allocation of future premiums anytime. If your allocation does not total 100%, or if we receive your premiums before we receive your application, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

CALIFORNIA RESIDENTS PLEASE NOTE: These annuity contracts are issued in California, where the TIAA Real Estate Account is not available. California residents cannot allocate to this account.

3. note:

The TIAA Traditional Annuity does not provide any cash surrender value. However, you may transfer all or part of your TIAA Traditional Annuity accumulation to CREF in substantially equal annual amounts over a ten-year period. Also, if permitted by your employer's plan, you may receive a full or partial cash withdrawal of the CREF accumulations. Non-qualified deferred compensation plans of non-profit employers are subject to special tax rules under Internal Revenue Code Section 457(f). You may be taxed on the amounts deferred as soon as they are vested regardless of whether you have access to the funds. Make sure you have discussed these tax consequences with your employer and/or tax advisor.

CREF certificates are distributed by TIAA-CREF Individual & Institutional Services. CO Deferred Comp 9/97 CA APPLICATION FOR INSTITUTIONALLY OWNED TIAA And CREF Retirement Annuity CONTRACTS (FOR Nonqualified Deferred Compensation PLANS)

Please type or print in ink and provide all information requested. CO

1. Personal Information

Last Name First Middle n Mr. n Mrs. n Ms. n Dr. n Other Mailing Address Street City State Zip Code Daytime Telephone Number Sex Date of Birth Social Security Number ( ) n M n F Mo. Day Yr. Spouse's Name Employing Institution Campus/Branch Job Title/Position

Existing Contracts Will these annuity contracts replace an existing annuity from another company? n Yes n No From what company? Contract Number Your Retirement Income Starting Date The first day of (Month) (Year) , or at the age of .

2. Your Premium Allocation

TIAA TIAA CREF CREF CREF CREF CREF CREF CREF CREF Traditional Real Estate Stock Money Market Social Choice Bond Market Global Equities Growth Equity Index Inflation-Linked Bond % N/A % % % % % % % % % = 100%

3. Subject to the terms of your employer's deferred compensation retirement plan, your employer exercises all rights under these annuity contracts.

You cannot assign or take loans from these contracts. Distributions before age 59 1/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts. I have read and understood all provisions of this application. I have received a current CREF prospectus and a current Real Estate Account prospectus.

         Signed (Employee)                  Date
         Signed (Applicant)                 Date
                  (Employer's Authorized Official or Plan Representative)

If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, check here. n Code

10.36.3 (10/95)  CA

(C) 1997 Teachers Insurance and Annuity Association o College Retirement Equities Fund

Printed on Recycled Paper

Teachers Insurance and Annuity Association

College Retirement Equities Fund

730 Third Avenue
New York, NY 10017-3206
1 800 842-2733
212 490-9000

CO Deferred Comp 9/97 CA